Exhibit 10(s)

                                January 15, 2002

                                     AMENDED
                              LETTER LOAN AGREEMENT


The Beard Company
5600 N. May Avenue, Suite 320
Oklahoma City, Oklahoma 73112

Gentlemen:

This Amended Letter Loan Agreement supersedes the previous Amended Letter Loan Agreement between the parties hereto dated September 30, 2001.

This Amended Letter Loan Agreement sets forth the terms and conditions under which we have agreed to extend a revolving loan to you in the principal amount of $2,500,000.00 (the "Loan").

1.     LENDER:             The William M. Beard and Lu Beard
                           1988 Charitable Unitrust (the "Unitrust").

2.    BORROWER:            The Beard Company.

3.     AMOUNT:             Such amounts as the Borrower may request from time to
                           time up to $2,500,000.00. The Loan shall be evi-denced by a promissory note in the amount of $2,500,000.00 dated as of today (the "Note"). The
                           Borrower shall be permitted to obtain advances, make prepayments, and obtain additional advances, up to the amount of the Note.

4.     INTEREST RATE:      A fixed rate of 10.00%.

5.     REPAYMENT:          The outstanding principal balance (the "Indebted-
                           ness") plus unpaid accrued interest shall be due and payable on June 30, 2003.

6.     COLLATERAL:     A.  Until the Indebtedness has been paid in full, the
                           Borrower agrees that it will not create, grant, assume or suffer to exist any lien, mortgage or encumbrance (a "Lien") on its working and overriding royalty interests in the McElmo Dome Unit in Montezuma and Dolores Counties of Colorado ("Inter-ests"). The Borrower will not sell, transfer, convey or otherwise dispose of any of the Interests, whether pursuant to a single transaction or a series of transactions.

                       B.  At any time while there is Indebtedness
                           outstanding under the Note, the Trustees of the Unitrust may request, and the Borrower agrees to grant to the Unitrust, a Lien on its Interests, and in such event the Borrower will immediately furnish such Assignments, Transfer Orders, Security Agreements or other documents as the Trustees may require in order to secure the Indebted-ness.

7.     COVENANT:           Until the Indebtedness has been paid in full, the
                           Borrower will not sell, transfer, convey or other-wise dispose of, all or a substantial portion of its assets now owned or hereafter acquired, whether pursuant to a single transaction or a series of transactions, and the Borrower will not merge or consolidate with any person or entity or permit any such merger or consolidation with the Borrower.
                           This paragraph specifically excludes asset sales incurred in the normal course of business.

8.      EVENTS OF
        DEFAULT: If any of the following conditions or events ("Events of Default") shall occur and be continuing:

                     A. Failure of the Borrower to pay when due any amounts, including principal or interest on the Note (whether at the stated maturity, upon acceleration or otherwise).

                     B.    Any Event of Default as specified in the Note

                     C. Any default or breach in the performance of any covenant, obligation, representation, warranty or provision contained in this Letter Loan Agreement or in the Note or in any other note or obligation of Borrower to the Unitrust.

                     D. The Borrower shall: (i) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of the Borrower or any of its properties,
                           (ii) admit in writing the inability to pay, or gen-erally fail to pay, its debts when they come due,
                           (iii) make a general assignment for the benefit of creditors, (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, re-ceivership, conservatorship, insolvency, readjustment of debt, dissolution or liquidation of the Borrower, or if corporate action should be taken by the Borrower for the purpose of effecting any of the foregoing, (v) suffer any such appointment or commencement of a proceeding as described in clause (i) or (iv) of this paragraph, which appointment or proceeding is not terminated or discharged within 60 days, or (vi) become insolvent.

         THEN upon the occurrence of any Event of Default described in the foregoing paragraphs the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower.

If the foregoing terms and conditions are acceptable to you, please acknowledge your agreement by signing below and returning one copy of this Letter Loan Agreement to us.

Sincerely,

LENDER:
THE WILLIAM M. BEARD AND LU BEARD
1988 CHARITABLE UNITRUST

WILLIAM M. BEARD                            LU BEARD
William M. Beard, Trustee                   Lu Beard, Trustee

Accepted effective this 15th day of January, 2002.

BORROWER:
THE BEARD COMPANY

HERB MEE, JR.
Herb Mee, Jr., President